UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_____________________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________________

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

9220 Kirby Drive, Suite 500, Houston, Texas (713) 432-0300	77054
(Address, and telephone number, including area code, of registrant’s principal executive offices)	(Zip code)
_____________________________

Diana P. Diaz
Executive Vice President and Chief Financial Officer
Sharps Compliance Corp. 9220 Kirby Drive, Suite 500
Houston, Texas 77054
(713) 432-0300
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Gene G. Lewis
Brandon T. Byrne
Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5161
_____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
_____________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)
Common Stock, par value $0.01 per share(4)	(3)	(3)	(3)
Preferred Stock, par value $0.01 per share(4)	(3)	(3)	(3)
Depositary Shares	(3)	(3)	(3)
Warrants	(3)	(3)	(3)
Rights	(3)	(3)	(3)
Units	(3)	(3)	(3)
Total			$35,000,000.00	$3,818.50

(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate amount of depositary shares, such indeterminate number of warrants to purchase common stock or preferred stock, such indeterminate number of rights to purchase common stock, preferred stock, or warrants, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $35,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price of all securities offered for sale by the registrant.

(3) Omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated June 22, 2021

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$35,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

SHARPS COMPLIANCE CORP.
____________________________

We may offer and sell up to $35,000,000 of the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest. We may offer these securities in amounts, at prices, and on terms determined at the time of offering.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SMED.” On June 21, 2021, the closing price of our common stock was $10.81 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

The mailing address and telephone number of our principal executive officers are 9220 Kirby Drive, Suite 500, Houston, Texas 77054, and (713) 432-0300.

We are a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus, contained in any applicable prospectus supplement, and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPTON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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The date of this prospectus is.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are on file with the SEC and are incorporated by reference in this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, financial condition or results of operations and the securities offered by means of this prospectus. These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

In addition to the risk factors incorporated by reference, these following risk factors may also adversely affect your investment in the securities being offering in this prospectus:

Risks Related to the Ownership of Our Securities

The Company’s stock has experienced, and may continue to experience, low trading volume and price volatility.

The Company’s common stock is quoted on The NASDAQ Capital Market under the symbol “SMED.” The daily trading volumes for our common stock are, and may continue to be, relatively small compared to many other publicly traded securities. Over the past three years, the Company’s common stock has had an average trading volume of approximately 58,000 shares traded per month. It may be difficult for investors to sell shares in the public market at any given time at prevailing prices, and the price of our common stock may, therefore, be volatile.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, our stock price and trading volume could decline and affect the price at which you could sell your shares.

The trading market for our common stock may be affected by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If analysts do not cover us on a regular basis or if one or more analysts cease coverage of us or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more of such analysts publish negative reports about us, our stock price would likely decline. These occurrences could affect the price you could receive from the sale of your shares.

We do not intend to pay dividends or other distributions to our stockholders.

We currently do not, and do not intend to, pay cash dividends on our common stock in the foreseeable future. We expect that we will retain cash generated from operations, if any, for working capital purposes and to fund the continued expansion of our business. Moreover, future payment of dividends may be restricted by credit or other agreements to which we are a party.

Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock which may prevent a change in control that stockholders may otherwise consider favorable.

Our certificate of incorporation provides that our board will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, powers, and preferences, and the relative, participating, option, or other rights and any qualifications, limitations, or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences, and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer, or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. The issuance of the preferred stock could have the effect of delaying or preventing a change of control of the Company, which could adversely affect the market price of our common stock.

The sale of the securities registered in this offering could cause our stock price to decline.

The sale of a significant amount of securities registered in this offering at any given time could cause the trading price of our common stock or other securities to decline and be highly volatile.

Future sales of our securities in the public market could adversely affect the trading price of our common stock or other securities that we may issue and our ability to raise funds in new securities offerings.

Future sales of substantial amounts of our securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock or other securities and could impair our ability to raise capital through future offerings of securities. We cannot predict the effect, if any, that future sales of shares or the availability of securities for future sale will have on the trading price of our common stock or other securities. Additionally, we have several large holders of our common stock. The sale of a significant amount of shares held by any of these stockholders at any given time could cause the trading price of our common stock to decline and be highly volatile.

We may issue a substantial amount of securities in connection with future acquisitions, and the sale of those securities could adversely affect the trading price of our common stock or other securities.

As part of our growth strategy, we may issue additional securities that can be exercised for other securities, or that has rights, preferences, and privileges senior to our other securities. We may file future shelf registration statements with the SEC that we may use to sell securities from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions and are able to pay for such acquisitions with shares of our common stock or other securities, the number of outstanding shares of common stock or other securities that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our common stock or other securities in connection with these acquisitions may be more likely to sell large quantities of their common stock or other securities, which may influence the price of our common stock or other securities. In addition, the potential issuance of additional shares of common stock or other securities in connection with anticipated acquisitions could lessen demand for our common stock or other securities and result in a lower price than would otherwise be obtained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•future financial performance and growth targets or expectations;
•market and industry trends and developments; and
•the benefits of our completed and future merger, acquisition, and disposition transactions.

You can identify these and other forward-looking statements by the use of words such as “aim,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “budget,” “project,” “scheduled,” “target,” and similar expressions, and variations or negatives of these words.

These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other risks referenced from time to time in our past and future filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date of this prospectus. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $35,000,000. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change information included in this prospectus. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before investing in any of the securities offered under this prospectus.

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations, and prospects may have changed since that date. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement with the most recent date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “the Company,” “we,” “our,” “ours,” and “us” refer to Sharps Compliance Corp. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. In this prospectus, we sometimes refer to the common stock, preferred stock, depositary shares, warrants, rights, and units collectively as the “securities.”

SHARPS COMPLIANCE CORP.

General

Sharps Compliance Corp. is a leading national healthcare waste management provider specializing in regulated waste streams including medical, pharmaceutical and hazardous. Our services facilitate the safe and proper collection, transportation, and environmentally-responsible treatment of regulated waste from customers in multiple healthcare-related markets. The markets we manage are small to medium-size generators of healthcare waste including professional offices (ambulatory surgical centers, physician groups, dentists and veterinarians), long-term care facilities, government agencies, home health care, retail clinics, and immunizing pharmacies. Additionally, our mailback solutions are positioned to manage waste generated in the home setting such as sharps, lancets, and ultimate-user medications which generates business relationships with pharmaceutical manufacturers and other markets to provide safe and proper disposal. Lastly, we maintain a strong distribution network for the sale of our solutions within the aforementioned markets.

We assist our customers in determining solutions that best fit their needs for the collection, transportation and treatment of regulated medical, pharmaceutical, and hazardous waste. Our differentiated approach provides our customers the flexibility to transport waste via direct route-based services, the United States Postal Service, or common carrier dependent upon quantity of waste generated, cost savings, and facility needs. Our comprehensive services approach includes a single point of contact, consolidated billing, integrated manifest, and proof of destruction repository. Furthermore, we provide comprehensive tracking and reporting tools that enable our customers to meet complex medical, pharmaceutical, and hazardous waste disposal and compliance requirements. We believe the fully-integrated nature of our operations is a key factor leading to our success and continued recurring revenue growth.

Our flagship products are the Sharps Recovery System™ and MedSafe® Medication Disposal System. These two product offerings account for over 50% of company revenues. The Sharps Recovery System is a comprehensive medical waste management mailback solution used in all markets due to its cost-effective nature and nationwide availability. The MedSafe solution meets the immediate needs of an increasing community risk associated with unused, ultimate-user, medications. Developed in accordance with the Drug Enforcement Administration, or DEA, implementation of the Secure and Responsible Drug Disposal Act of 2010, MedSafe is a superior solution used in both private and public sectors to properly remove medications from communities and aid in the prevention of drug abuse.

Over the past few years, we have made a series of investments to build a robust direct service, route-based, pickup offering for medical, pharmaceutical, and hazardous waste. We have built an infrastructure capable of covering more than 80% of the U.S. population with permitted trucks, transfer stations, and treatment facilities. We continue to add routes and the infrastructure required for operational efficiency to reach more customers and prospects directly. Our route-based services, matched with comprehensive mailback solutions, offer us a key differentiator in the market and the ability to capitalize on larger or regional contracts within the healthcare market. With the growth in infrastructure to support the route-based service, we have strategically added new distribution for faster and more cost-effective delivery of products to customers.

We continue to develop new solutions to meet market demands. Over the past five years we have added a robust portfolio of ultimate-user medication disposal solutions for controlled substances, DEA-inventory controlled medication disposal for professionals, the Black Pail Program for disposal of most unused pharmaceuticals, including Resource Conservation and Recovery Act hazardous medications, and the Inhaler Disposal system. We also developed route-based services for medical, pharmaceutical, and hazardous waste, the TakeAway Recycling System™ for single-use devices (SUDs) and the Hazardous Drug Spill Control Kit™, a USP <800> compliant spill kit for cleanup of chemotherapy and other hazardous drug spills.

As hospitals and surgery centers increase their sustainability efforts, they are looking for ways to recycle more materials, such as SUDs. SUDs are constructed of materials capable of being recycled, primarily plastics and metals. With a greater emphasis for more sustainable solutions, the TakeAway Recycle System is a much-needed complement to the single-use device market.

Our dually permitted trucks allow our hazardous waste direct pickup service to align with our medical waste so that we can fully service all our customers. Most healthcare professionals have hazardous waste in addition to medical waste. By also transporting hazardous waste, we have a competitive advantage over local haulers while still offering cost-effective pricing.

Uncertainty Relating to COVID-19 and Our Continuation of Our Infrastructure Build Out

We are closely monitoring the impact of COVID-19 on all aspects of our business and geographies, including how it will impact our customers, employees, suppliers, vendors, business partners, and distribution channels. While we did not incur significant disruptions during the three and nine months ended March 31, 2021 from COVID-19, we are unable to predict the impact that COVID-19 will have on our financial position and operating results due to numerous uncertainties. These uncertainties include the severity of the virus, the duration of the outbreak, governmental, business, or other actions (which could include limitations on our operations or mandates to provide products or services), impacts on our supply chain, the effect on customer demand or changes to our operations. The health of our workforce, and our ability to meet staffing needs in our route-based, treatment, and distribution operations and other critical functions cannot be predicted and is vital to our operations.

We have taken precautions to ensure the safety of our employees, while at the same time remaining active as a leading national provider of comprehensive medical waste solutions, bringing uninterrupted essential support to its customers and the healthcare industry. For example, we increased our route-based drivers, plant, and operations personnel by ten percent (10%) in advance of the COVID-19 pandemic to make sure that its operations and servicing of customers would not be adversely affected by the potential absence of employees due to COVID-19. We also temporarily increased the pay for our front-line operations personnel and drivers during the pandemic through June 30, 2020.

Related to customer demand, we saw temporary closures of about 1,000 dental, dermatology, and physician practices equating to about $0.1 million in lost monthly revenue for the Company from mid-March 2020 through June 2020. Offsetting this has been increased volumes of medical waste generated by many of our long-term care customers who are utilizing our systems and services to contain and dispose of personal protective equipment (“PPE”) utilized in their facilities.

We are continuing to focus on expanding our infrastructure programs which began in calendar 2019, to support what we anticipated would be a strong 2020 flu and immunization season as well as medical waste disposal related to the COVID-19 vaccine which became available for administration in the U.S. at the end of calendar 2020. Additionally, we saw some increased medical waste volumes related to COVID-19 such as the long-term care market where PPE in many facilities is being disposed of as medical waste and not as trash which has been the historical practice. Finally, our route-based footprint now extends to 37 states, or 80% of the population, significantly increasing the pipeline of larger small and medium quantity generator sales opportunities.

To address these opportunities, we have:

•Significantly increased our production and inventory of medical waste mailback and shipback solutions to ensure we remain well positioned to meet an expected increase in customer demand related to the 2020 season flu and COVID-19 vaccines;

•Increased our medical waste processing capacity from 10 million to 27 million pounds per year through the addition of a larger autoclave at our Texas facility as well as an additional autoclave at our Pennsylvania facility;

•Secured a larger warehouse and distribution facility in Pennsylvania to store and distribute larger volumes of medical waste mailbacks; and

•Expanded our route-based truck fleet and drivers necessary to facilitate the potential increase in volumes from our expanded 37 state route-based footprint and related larger prospect opportunities.

These efforts have contributed to our success in meeting customer needs throughout the pandemic, particularly as the rollout of COVID-19 vaccines has created increased demand for our services.

We applied for and received loan proceeds of $2.2 million under the Paycheck Protection Program under a promissory note from its existing commercial bank. The Paycheck Protection Program was established as part of the Coronavirus Aid, Relief, and Economic Security Act. On June 15, 2021, we received a notification from our existing commercial bank that the Small Business Administration fully approved our PPP Loan forgiveness request and the the PPP Loan, reflected in our balance sheet as Long-Term Debt, was forgiven. We expect to recognize the debt extinguishment in the financial statements for the quarter ending June 30, 2021.

On a broader note, the impacts of a potential worsening of global economic conditions and the continued disruptions to, and volatility in, the credit and financial markets, consumer spending as well as other unanticipated consequences remain unknown. In addition, we cannot predict the impact that COVID-19 will have on our customers, vendors, suppliers, and other business partners; however, any material effect on these parties could adversely impact our results of operations, cash flows, and financial conditions. External effects from COVID-19 pandemic began at the end of our third quarter of 2020 and did not have a material adverse impact on our results for the three and nine months ended March 31, 2021. The situation surrounding COVID-19 remains fluid, and we are actively managing our response in collaboration with customers, employees, and business partners and assessing potential impacts to our financial position and operating results, as well as adverse developments in our business. For further information regarding the impact of COVID-19 on the Company, please see Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for the acquisition of companies, businesses, or assets, as well as for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other items, repayment and refinancing of debt, working capital, investments in our subsidiaries, investments in existing or future projects, repurchasing or redeeming securities, and capital expenditures. We currently have no specific arrangements concerning specific acquisitions. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes or the timing of these expenditures. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus:

•common stock;
•preferred stock;
•depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;
•warrants to acquire common stock or preferred stock;
•rights to purchase common stock, preferred stock, or warrants;
•any combination of the foregoing, either individually or as units consisting or two or more securities.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. Any prospectus supplement may add, change, update, or supersede the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information,” below. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may be permitted under applicable law, rules, or regulations.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our common stock and preferred stock and provisions of our certificate of incorporation and our bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws. We encourage you to review complete copies of our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. References in this section to the “Company,” “we,” “us,” and “our” refer to Sharps Compliance Corp. and not to any of its subsidiaries.

Authorized Capitalization

Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.01 par value per share. As of June 22, 2021, we have 17,159,244 shares of common stock outstanding and no shares of preferred stock outstanding. As of June 22, 2021, we had 139 common stockholders of record.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election of directors to our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting entitled to vote on the subject matter. The election of directors will be decided by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board may determine from time to time.

Right to Receive Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

No Preemptive, Conversion, Redemption, or Sinking Fund Rights

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Stock Exchange

Our common stock is listed on The NASDAQ Capital Market under the symbol “SMED.”

Transfer Agent and Registrar

Computershare serves as the transfer agent and registrar for our common stock. We will select the transfer agent and registrar for a series of preferred stock, and each one will be described in the applicable prospectus supplement.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights, and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up, or both. Our certificate of incorporation does not contain any restriction on the repurchase or redemption of shares by the Company while there is arrearage in the payment of dividends or sinking fund installments.
The specific terms of any offering of preferred stock under this prospectus will be described in a prospectus supplement, which may include, without limitation, one or more of the following:

•the designation, number of shares, seniority, and purchase price of such series of preferred stock;
•any liquidation preferences;
•any redemption, repayment, or sinking fund provisions;
•any dividend rights, any dividend rate or rates, and the dates and places on which any such dividends will be payable;
•any voting rights;
•whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; and
•any other rights, preferences, privileges, limitations, and restrictions of such series of preferred stock.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also delay a change in control of us, make it more difficult to remove our directors, and negatively affect any dividend payments or liquidation payments to the holders of our common stock. At present, we have no plans to issue any preferred stock.

Limitation of Liability of Directors; Indemnification of Directors and Officers

Certificate of Incorporation

The certificate of incorporation of the Company provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

Bylaws

The bylaws of the Company provide that the Company shall indemnify and advance expenses to any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors may serve, or at any time have served, as directors or officers of another corporation, and their respective heirs, administrators, and executors, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and reasonably incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reasons of being or having been directors or officers or a director or officer of the Company, or of such other corporation. The bylaws also provide that such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, amendment, vote of the stockholders, or otherwise.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions and proceedings, the person also must not have had reasonable cause to believe that his or her conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee, or agent is liable to the Company, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses. A person sued as a director, officer, employee, or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

Provisions of Delaware Law that Could Delay or Prevent a Change in Control and Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

The provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our company in a coercive manner as described below. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board determines that a takeover is not in our best interests or the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. With some exceptions, this law prohibits the Company from engaging in some types of business combinations with a person who owns 15% or more of the Company’s outstanding voting stock for a three-year period after that person acquires the stock. A business combination includes mergers, consolidations, stock sales, assets sales, and other transactions resulting in a financial benefit to the interested stockholder.

Our certificate of incorporation and bylaws also contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Our certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, powers and preferences, and the relative, participating, option, or other rights and any qualifications, limitations, or restrictions of the shares of each series. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend, or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Nominations and Proposals at Stockholder Meetings

Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a meeting of stockholders at which directors are to be elected pursuant to (1) the notice of meeting by or at the direction of our board of directors or any committee thereof or (2) otherwise properly made at the annual meeting, by or at the direction of the board of director or (3) otherwise properly requested to be brought before the annual meeting by a stockholder pursuant to Rule 14a-8 promulgated under the Exchange Act. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of our company.

No Cumulative Voting For Election of Directors

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of director’s decision regarding a takeover.

DESCRIPTION OF DEPOSITARY SHARES

Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, deposit agreement, and depositary receipts.

General

We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion, and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities, or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution, or winding up has been made to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement, and warrant certificate.

General

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

Terms of Warrants

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount, and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants and any changes to or adjustments in the exercise price;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise and any changes to or adjustments in the exercise price, and a description of that class or series of our preferred stock;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase shares of our common stock or preferred stock, the holder will not have any rights as a holder of shares of our common stock or preferred stock, as the case may be, by virtue of ownership of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, rights agent or subscription agent agreement, and rights certificate.

General

We may issue rights to purchase common stock, preferred stock, or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock, or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock, or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•any applicable federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF UNITS

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and unit agreement.

We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, warrants, or rights or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

•the title of the series of units;
•identification and description of the separate securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the securities comprising the units will be separately transferrable; and any other material terms of the units and the securities comprising such units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus or any applicable prospectus supplement in any one or more of the following ways:

•directly to investors, including through a specific bidding, auction or other process;
•to investors through agents;
•directly to agents;
•to or through brokers or dealers;
•to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;
•to one or more underwriters acting alone for resale to investors or to the public;
•through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
•exchange distributions and/or secondary distributions;
•by delayed delivery contracts or by remarketing firms;
•transactions in options, swaps, or other derivatives that may or may not be listed on an exchange; or
•through a combination of any such methods of sale.

We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers, or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose or identify:

•the terms of the offering;
•any underwriters, dealers, or agents;
•any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions, and other items constituting underwriters’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any commissions paid to agents.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

We may from time to time engage a firm or firms to act as our agent for one or more offerings of our securities. We sometimes refer to any such agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. Any such offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters, dealers, or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers, or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers, or agents. The underwriters, dealers, or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers, or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy and information statements, and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy and information statements, and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at www.sec.gov. Our website address is www.sharpsinc.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Corporate Secretary
Sharps Compliance Corp.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(713) 432-0300

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering:

•our Annual Report on Form 10-K for fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020;
•our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2020 filed with the SEC on November 4, 2020;
•our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2020 filed with the SEC on February 3, 2021;
•our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 5, 2021;
•our Current Reports on Form 8-K filed with the SEC on July 1, 2020, November 20, 2020, December 31, 2020, January 11, 2021, January 22, 2021, February 9, 2021, April 8, 2021, May 5, 2021, May 24, 2021 and June 16, 2021; and
•The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on March 23, 2009, including any amendment or report filed for the purpose of updating such description.

LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas. Any underwriters, dealers, or agents will be advised about other issues relating to any offering by their own legal counsel name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of June 30, 2020 and 2019 and for each of the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting.

$35,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

SHARPS COMPLIANCE CORP.

_______________________

PROSPECTUS

_______________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commission.

SEC Registration fee	$3,818.50
FINRA filing fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Other	*
Total	*

(*) These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The certificate of incorporation of the Company provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

The bylaws of the Company provide that the Company shall indemnify and advance expenses to any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors may serve, or at any time have served, as directors or officers of another corporation, and their respective heirs, administrators, and executors, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and reasonably incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reasons of being or having been directors or officers or a director or officer of the Company, or of such other corporation. The bylaws also provide that such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, amendment, vote of the stockholders, or otherwise.

Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions and proceedings, the person also must not have had reasonable cause to believe that his or her conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses. A person sued as a director, officer, employee, or agent of a
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corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

In addition, the Company has entered into agreements with certain of its directors and officers providing for, among other things, customary indemnification in connection with such person’s duties or provision of services.

The foregoing description of the Company’s certificate of incorporation, bylaws, the Delaware General Corporation Law, and agreements providing for indemnification is not intended to be exhaustive and is qualified in its entirety by reference to the certificate of incorporation, bylaws, and agreements, as filed with the SEC, and to such statute.

The Company has obtained a directors’ and officers’ liability insurance policy insuring our directors and officers against certain losses resulting from wrongful acts committed by them as our directors and officers, including liabilities arising under the Securities Act.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1
Amended and Restated Certificate of Incorporation of U.S. Medical Systems, Inc. (incorporated by reference from Exhibit 3.5 to the Registrant’s Transition Report on Form 10KSB40 filed on September 29, 1998)

4.2	Certificate of Elimination of the Series A 10% Voting Convertible Preferred Stock of Sharps Compliance Corp. (incorporated by reference from Exhibit 3.6 to Form 10KSB40 filed September 29, 1998)
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.3 to Form 10-K filed August 28, 2019)
4.4	Amended and Restated Bylaws of Sharps Compliance Corp dated May 23, 1994 (incorporated by reference to Exhibit 3.2 to Form 8-K, filed November 19, 2010)
4.5	Specimen Stock Certificate (incorporated by reference from Exhibit 4.4 to Form 10KSB40 filed September 29, 1998)
4.6*	Form of Certificate of Designation for Preferred Stock
4.7*	Form of Preferred Stock Certificate
4.8*	Form of Deposit Agreement for Depositary Shares
4.9*	Form of Depositary Receipt for Depositary Shares
4.10*	Form of Warrant Agreement
4.11*	Form of Warrant Certificate
4.12*	Form of Rights Agreement or Subscription Agreement
4.13*	Form of Rights Certificate
4.14*	Form of Unit Agreement
4.15*	Form of Unit Certificate
5.1**	Opinion of Norton Rose Fulbright US LLP
23.1**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)
24.1**	Power of Attorney (included on the signature page hereto)

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* To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

** Filed herewith.

Item 17. Undertakings

a.The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and
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any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual or transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

d.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 22, 2021.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
Name:	David P. Tusa
Title:	Chief Executive Officer and President (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Tusa and Diana P. Diaz, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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SIGNATURES	TITLE	DATE

By: /s/ David P. Tusa	Chief Executive Officer and President and	June 22, 2021
David P. Tusa	Director (Principal Executive Officer)

By: /s/ Diana P. Diaz	Executive Vice President and Chief Financial	June 22, 2021
Diana P. Diaz	Officer (Principal Financial and Accounting Officer)

By: /s/ Sharon R. Gabrielson	Chair of the Board of Directors	June 22, 2021
Sharon R. Gabrielson

By: /s/ Parris H. Holmes	Director
Parris H. Holmes

By: /s/ William Patrick Mulloy II	Director	June 22, 2021
William Patrick Mulloy II

By: /s/ Susan N. Vogt	Director	June 22, 2021
Susan N. Vogt
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